EXHIBIT 3.19

CERTIFICATE OF LIMITED PARTNERSHIP

OF

[            ] L.P.

The undersigned, desiring to form a limited partnership under the [           ] Limited Partnership Act, [       ] § [        ] (the “LP Act”) hereby certifies as follows:

1.                                       Name.  The name of the limited partnership formed hereby is [        ] L.P. (the “Partnership”).

2.                                       Registered Office and Agent.  The address of the registered office of the Partnership in the State of [        ] is [        ].  The name of the registered agent of the Partnership at such address is [        ].

3.                                       General Partner.  The name and the business address of the general partner of the Partnership is [        ], c/o K. Hovnanian Enterprises, Inc., 10 Highway 35, Red Bank, New Jersey 07701.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership on [        ] and submits it for filing in accordance with Section [    ] of the LP Act.

[ ] as General Partner

By: